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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

EMPLOYMENT AGREEMENT ("Agreement") dated as of November 7, 2003 (the "Effective Date") between Harris Interactive Inc., a Delaware corporation ("Company"), and Gregory T. Novak ("Executive").

                                   BACKGROUND
                                   ----------

Executive and Company are parties to an Agreement dated January 27, 2003 (the "Change of Control Agreement"), which agreement will be superseded by this Agreement.

Company desires to have Executive serve as its President, U.S. Operations on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                      TERMS
                                      -----

SECTION 1. CAPACITY AND DUTIES

     1.1 EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT. Company hereby employs Executive and Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

     1.2 CAPACITY AND DUTIES.

         (a) Executive shall serve as the President, U.S. Operations of the Company. Executive shall perform duties and shall have authority as may from time to time be specified by the Chief Executive Officer and the Board of Directors of Company (the "Board"). Executive position and duties may be changed from time to time by the Chief Executive Officer and the Board; provided, however, that Executive's position, authority, duties, and responsibilities shall be no less senior and executive in nature than those of President, U.S. Operations. Executive will report to the Chief Executive Officer and Chief Operating Officer of the Company. Executive shall perform his duties for Company principally at Company's executive offices, presently in Rochester, New York, provided, however, that Executive acknowledges and agrees that travel to Company's and its affiliates' various offices, and to other locations in furtherance of Company's business, will be required in connection with the performance of Executive's duties hereunder.

         (b) Executive shall devote full time efforts to the performance of Executive's duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company.

SECTION 2. TERM OF EMPLOYMENT

     2.1 TERM. The term of Executive's employment hereunder, for all purposes of this Agreement, shall commence on the Effective Date (the "Commencement Date") and continue through and including December 31, 2004, as further extended or unless sooner terminated in accordance with the other provisions hereof (collectively, the "Term", with the initial one year of the Term called the "Initial Term"). Except as hereinafter provided, on the expiration of the Initial Term this Agreement shall be automatically extended for an additional one-year term, and if so extended shall be automatically extended for successive additional one-year terms, unless either the Executive or Company shall have given the other written notice of nonrenewal of this Agreement at least three
(3) months prior to the end of the Initial Term or any one-year extension term then in effect. If written notice of nonrenewal is given as provided above, Executive's employment under this Agreement shall terminate on December 31, 2004, or if the Term has automatically renewed, on the December 31 immediately following the date of the non-renewal notice.

SECTION 3. COMPENSATION

     3.1 BASE COMPENSATION. As compensation for Executive's services, Company shall pay to Executive base compensation in the form of salary ("Base Compensation") in the amount of $260,000 per annum. The salary shall be payable in periodic installments in accordance with Company's regular payroll practices for its executive personnel at the time of payment, but in no event less frequently than monthly. The Compensation Committee of the Board shall review Base Compensation



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periodically for the purpose of determining whether Base Compensation should be adjusted; provided, however, that Executive's Base Compensation shall not be less than $260,000.

     3.2 PERFORMANCE BONUS. As additional compensation for the services rendered by Executive to Company, Executive shall be eligible for a performance bonus ("Performance BonusI") payable in full at the same time as payment of other executive bonuses by the Company (generally targeted for payment within ninety
(90) days after the end of the relevant fiscal year of the Company). The Performance Bonus award criteria and amounts shall be those established on an annual basis by the Compensation Committee of the Board of Directors of the Company based upon performance guidelines established for executive officers of the Company.

     3.3 EMPLOYEE BENEFITS. During the Term, Executive shall be entitled to participate in such of Company's employee benefit plans and benefit programs, including medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, as may from time to time be provided by Company for its senior executives generally. In addition, during the Term Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by Company for the benefit of its senior executives generally. Company shall have no obligation, however, to maintain any particular program or level of benefits referred to in this Section 3.3.

     3.4 OTHER BENEFITS. During the Term, the Company shall provide Executive with an automobile allowance of $700.00 per month for the use of an automobile owned or leased by him in accordance with the policies and procedures established by the Company from time to time for executive officers.

     3.5 VACATION. Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than 20 days during each 12 month period. Any vacation days that are not taken in a given 12 month period shall accrue and carry over from year to year up to a maximum aggregate of 5 days. The Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other executive officers of Company.

     3.6 EXPENSE REIMBURSEMENT. Company shall reimburse Executive for all reasonable and documented expenses incurred by him in connection with the performance of Executive's duties hereunder in accordance with its regular reimbursement policies as in effect from time to time.

     3.7 STOCK OPTIONS. On the Effective Date the Executive shall receive options to purchase 100,000 shares of the Company's stock under the Company's Long Term Incentive Plan. The options shall have an exercise price equal to the fair market value of the stock on the Effective Date. 25% of the options shall vest on the date one year after the Effective Date and the balance shall vest over the 36 months thereafter at a rate of 1/36 of the remaining 75,000 shares per month. The options shall be evidenced by a Stock Option Agreement and the terms of that Agreement and the Company's Long Term Incentive Plan shall be controlling as to matters related to the options.

SECTION 4. TERMINATION OF EMPLOYMENT

     4.1 DEATH OF EXECUTIVE. If Executive dies during the Term, Company shall not thereafter be obligated to make any further payments hereunder other than amounts for (i) accrued Base Compensation, (ii) any unpaid Performance Bonus earned for any fiscal year ending before the date of death, and in the year of death a prorated Performance Bonus for the partial-year period ending before death if death occurs in the last six months of the applicable fiscal year calculated by annualizing the short period before death, and no prorated Performance Bonus if death occurs in the first six months of the applicable fiscal year, (iii) expense reimbursement, and (iv) other amounts which have accrued as of the date of Executive's death in accordance with generally accepted accounting principles (collectively, the "Accrued Obligations", which, for purposes of this Agreement in situations other than death, shall reference the date of termination).

     4.2 DISABILITY OF EXECUTIVE. If Executive is permanently disabled (as defined in Company's long-term disability insurance policy then in effect), then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such disability ("Disability"). In the event Executive's employment is terminated for Disability in accordance with this Section 4.2, Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Obligations through the date of such termination.

     4.3 TERMINATION FOR CAUSE. Executive's employment hereunder shall terminate immediately upon notice that the Board is terminating Executive for Cause (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Obligations. "Cause" shall be limited to the following:


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(i) willful failure to substantially perform Executive's duties as described in
Section 1.2 after demand for substantial performance is delivered by Company in writing that specifically identifies the manner in which Company believes Executive has not substantially performed Executive's duties and Executive's failure to cure such non-performance within ten (10) days after receipt of the Company's written demand; provided, however, that a failure to perform such duties during the remedy period set forth in Section 4.4(b)(i) hereof following the issuance of a Notice of Termination (as herein defined) by Executive for Good Reason shall not be Cause unless an arbitrator acting pursuant to Section
6.1 hereof finds Executive to have acted in bad faith in issuing such Notice of Termination;

(ii) willful misconduct that is materially and demonstrably injurious to Company or any of its subsidiaries; or

(iii)conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude or, if not including moral turpitude, provided the act giving rise to such conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries;

(iv) material violation of (x) Company's policies relating to sexual harassment, substance or alcohol abuse, (y) Section 5 of this Agreement, or (z) other Company polices set forth in Company manuals or written statements of policy provided that in the case of this clause (z) that such violation is materially and demonstrably injurious to Company and continues for more then three (3) days after written notice thereof is given to Executive by the Board; and

(v) material breach of any material provision of this Agreement by Executive, which breach continues for more than ten days after written notice thereof is given by the Board to Executive.

Cause shall not exist under this Section 4.3 unless and until Company has delivered to Executive a copy of a resolution duly adopted by a majority of the members of the Board then in office, at a meeting of the Board duly called and held for such purpose or by written consent, finding that Cause exists in the good faith opinion of the Board. This Section 4.3 shall not prevent Executive from challenging in any arbitration proceeding or court of competent jurisdiction the Board's determination that Cause exists, or that Executive has failed to cure any act (or failure to act), to the extent permitted by this Agreement, that purportedly formed the basis for the Board's determination. Company must provide written notice to Executive that it is intending to terminate Executive's employment for Cause within one hundred and twenty (120) days after the Board has actual knowledge of the occurrence of the latest event it believes constitutes Cause.

4.4 TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON.

(a) The Company reserves the right to terminate Executive's employment at any time. If, however, Executive's employment is terminated by Company other than at the end of the Term (as the same may have been extended pursuant to Section 2.1 of this Agreement) for any reason other than Cause under Section 4.3, death, or Disability, or Executive's employment is terminated by Executive for Good Reason other than at the end of the Term (as the same may have been extended pursuant to Section 2.1 of this Agreement), then Company shall pay to Executive:

(i) the Accrued Obligations through the date of termination, payable promptly after the date of termination,

(ii) the Performance Bonus, if any is earned, for the current fiscal year allocable to and prorated for the period prior to termination, calculated by annualizing the short period before termination, payable when Performance Bonuses for the applicable year are paid to all other Company senior executives,

(iii)Base Compensation through and including the date one year after the date of termination, payable at the same times as paid under Section 3.1, and

(iv) payments (or, in the case of benefits, an economic equivalent) as required by Sections 3.3 and 3.4 of this Agreement through and including the date of expiration of the Term (as the same may have been extended pursuant to Section
2.1 of this Agreement).

(b) "Good Reason" shall mean the following:

(i) material breach of Company's obligations hereunder, including any assignment of duties not part of duties normally performed by persons holding the position of described in Section 1.2 unless previously agreed to in writing by Executive, provided that Executive shall have given reasonably specific written notice thereof to Company, and Company shall have failed to remedy the circumstances within sixty (60) days thereafter;


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(ii) any decrease in Executive's salary as it may have increased during the
Term, except for decreases that are in conjunction with decreases in executive salaries by the Company generally and that do not result in a decrease in Executive's annual salary below $260,000 per annum;

(iii) the failure of Executive to be appointed to the positions set forth in
Section 1.2(a);

(iv) the relocation of the Company's principal offices to a location more than thirty (30) miles from Rochester, New York.

(v) the failure of any successor in interest of Company to be bound by the terms of this Agreement in accordance with Section 6.4 hereof; or

(vi) substantial interference by the Board or Chief Executive Officer with Executive's performance of Executive's duties, which interference results in the inability of Executive to substantially perform Executive's duties hereunder, provided that Executive shall have given reasonably specific written notice thereof to the Board, such situation shall not have been corrected within thirty
(30) days, and the Board shall have determined, in its sole discretion, that such interference exists and results in the inability of Executive to substantially perform Executive's duties hereunder.

Executive must provide notice to the Company that he is intending to terminate Executive's employment for Good Reason within one hundred and twenty (120) days after Executive has actual knowledge of the occurrence of the latest event he believes constitutes Good Reason, which termination notice shall specify a termination date within thirty (30) days after the date of such notice except for termination under subsection (i) in which case the termination date shall be as provided in such subsection. Executive's right to terminate Executive's employment hereunder for Good Reason shall not be affected by Executive's subsequent Disability provided that the notice of intention to terminate is given prior to the onset of such Disability. Subject to compliance by Executive with the notice provisions of this Section 4.4, Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. In the event Executive delivers to the Company a Notice of Termination for Good Reason, Executive agrees to appear before a meeting of the Board called and held for such purpose (after reasonable notice) and specify to the Board the particulars as to why Executive believes adequate grounds for termination for Good Reason exist. No action by the Board, other than the remedy of the circumstances within the time periods specified in Section this 4.4, shall be binding on Executive.

     4.5 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. In the event Executive's employment is voluntarily terminated by Executive without Good Reason, Company shall not be obligated to make any further payments to Executive hereunder other than Accrued Obligations through the date of such termination.

     4.6 MITIGATION. Executive shall not be required to mitigate amounts payable under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

     4.7 CHANGE OF CONTROL.

(a) The Change of Control Agreement is hereby terminated as of the Effective Date and shall be of no further force and effect.

(b) If Executive is terminated without Cause or terminates his employment for Good Reason during the one-year period following a Change of Control (as defined below), then (i) in lieu of the payment under Section 4.4(a)(ii) of this Agreement, Executive shall receive the average annual value of the Executive's annual Performance Bonus (with such average based upon Performance Bonuses earned during the immediately preceding two full fiscal years), and (ii) Executive shall receive reimbursement for reasonable (in the discretion of the Company) and actual expenses incurred by Executive for six months of out-placement services. All other terms of this Agreement, including without limitation the remainder of Section 4, shall remain unchanged.

(c) A "Change of Control" shall be deemed to have occurred if:

(i) a majority of the members of the Board of Directors of the Company changes within any twelve month period;

(ii) the stockholders of the Company approve a complete liquidation or dissolution of the Company, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control for purposes of subsection (iii) or (iv) below;


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(iii) any consolidation or merger of the Company occurs; or

(iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for fifty percent (50%) or more of total assets or fifty percent (50%) or more of the total revenues of the Company occurs; other than, in case of either subsection (iii) or (iv), a transaction in which immediately following such transaction, (x) more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the surviving entity in the case of a merger or consolidation or acquiring entity in the case of a transfer (in each case, the "Surviving Entity") entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were the owners of Company common stock immediately prior to such transaction in substantially the same proportion, as among themselves, as their ownership of such common stock immediately prior to such transaction, or
(y) a majority of the directors (or other governing body) of the Surviving Entity consists of members of the Board of Directors of the Company in office during the twelve months preceding the applicable transaction.

     4.8 PAYMENT RELATED TO POSITION. The Company shall pay Executive a lump sum payment of $130,000 (on January 1, 2005) if (i) Executive has not previously been terminated for Cause, and (ii) Executive has not been appointed Chief Operating Officer of the Company by the Company's Board of Directors on or before December 31, 2004. The Board of Directors shall have no obligation to appoint Executive to the position of Chief Operating Officer, which appointment shall remain in the sole discretion of the Board of Directors subject to the payment obligations set forth in this Section 4.8. However, in the event the Executive is not appointed as Chief Operating Officer by December 31, 2004 and has not been previously terminated for cause he may terminate his employment at any time thereafter upon thirty (30) days written notice and he shall be entitled to receive the payment provided for by this Section 4.8 and as well as payments equivalent to those he would receive if he terminated his employment for Good Reason under Section 4.4(a) of this Agreement.

SECTION 5. NON-COMPETITION AND CONFIDENTIALITY

     5.1 NON-COMPETITION

            (a) During the period that Executive is employed by the Company, and for a period of one year after the first to occur of (i) the Company's termination of Executive's employment pursuant to Section 4.2 or 4.3 of this Agreement, (ii) the Executive's termination of his employment other than for Good Reason, and (iii) the end of the Term (as extended pursuant to Section 2.1 of this Agreement (the "Non-Competition Period"), Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including, without limitation, as an officer, director, employee, distributor, independent contractor, independent representative, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business; provided, however, that ownership of 4.9% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on the NASDAQ Stock Market's National Market, shall not constitute a breach of this
Section 5, so long as the Executive does not in fact have the power to control, or direct the management of, or is not otherwise engaged in activities with, such corporation.

            (b) For purposes hereof, the term "Competing Business" shall mean any business or venture which is substantially similar to the whole or any significant part of the business conducted by Company, and which is in material competition with the Company.

     5.2 NO SOLICITATION. During the Noncompetion Period, the Executive shall not, directly or indirectly, including on behalf of, for the benefit of, or in conjunction with, any other person or entity, (i) solicit, assist, advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate such employee's relationship with Company for any reason, or assist any person or entity in doing so, or employ, engage or otherwise contract with any employee or former employee of Company in a Competing Business or any other business unless such former employee shall not have been employed by Company for a period of at least one year and no solicitation prohibited hereby shall have occurred prior to the end of such one-year period, (ii) interfere in any manner with the relationship between any employee and Company, or (iii) contact, service or solicit any existing clients, customers or accounts of Company on behalf of a Competing Business, either as an individual on Executive's own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or salesman of any other person or entity.

     5.3 CONFIDENTIAL INFORMATION

            (a) "Confidential Information" shall mean all proprietary or confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications, technologies, methods, and processes (including the Transferred Property as hereinafter defined) presently owned or at any time hereafter developed by


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Company, or its agents, consultants, or otherwise on its behalf, or used presently or at any time hereafter in the course of the business of Company, that are not otherwise part of the public domain.

            (b) Executive hereby sells, transfers and assigns to Company, or to any person or entity designated by Company, all of Executive's entire right, title and interest in and to all inventions, ideas, methods, developments, disclosures and improvements (the "Inventions"), whether patented or unpatented, and copyrightable material, and all trademarks, trade names, all goodwill associated therewith and all federal and state registrations or applications thereof, made, adopted or conceived by solely or jointly, in whole or in part prior to or during the Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by Company or (ii) otherwise relate to or pertain to the business, products, services, functions or operations of the Company (collectively, the "Transferred Property"). Executive shall make adequate written records of all Inventions, which records shall be Company's property and shall communicate promptly and disclose to Company, in such forms Company requests, all information, details and data pertaining to the aforementioned Inventions. Whether during the Term or thereafter, Executive shall execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit Company, or any person or entity designated by Company, to file and prosecute patent applications (including, but not limited to, records, memoranda or instruments deemed necessary by Company for the prosecution of the patent application or the acquisition of letters patent in the United states, foreign counties or otherwise) and, as to copyrightable material, to obtain copyrights thereon, and as to trademarks, to record the transfer of ownership of any federal or state registrations or applications.

            (c) All Confidential Information is considered secret and will be disclosed to the Executive in confidence, and Executive acknowledges that, as a consequence of Executive's employment and position with Company, Executive may have access to and become acquainted with Confidential Information. Except in the performance of Executive's duties as an employee of Company, Executive shall not, during the term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items (whether in electronic form or otherwise), wherever located, relating in any way to or containing Confidential Information, which Executive has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain Company's sole and exclusive property and shall be included in the Confidential Information. Upon termination of this Agreement, or whenever requested by Company, Executive shall promptly deliver to Company any and all of the Confidential Information and copies thereof, not previously delivered to Company, that may be in the possession or under the control of the Executive. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between Executive and Company, (ii) such Confidential Information has been publicly disclosed (not due to a breach by the Executive of Executive's obligations hereunder, or by breach of any other person, of a fiduciary or confidential obligation to Company) or (iii) the Executive is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, however, that the Executive shall, prior to any such disclosure, immediately notify Company of such requirements and provided further, however, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

     5.4 CONSIDERATION FOR SECTION 5 COVENANTS. In consideration of the covenants contained in this Section 5, (i) the Company is willing to incur the payment and related obligations under this Agreement, and (ii) if Executive's employment terminates in the ordinary course at the end of the Term (as the same may have been extended pursuant to Section 2.1 of this Agreement), Company shall pay Executive Base Compensation through and including the date one year after the end of the Term (payable at the same time as paid under Section 3.1). Executive acknowledges and agrees that the Company's entry into this Agreement and its incurrence of the related payment and other obligations hereunder are fair and adequate consideration for the Executive's obligations under this
Section 5, and that the Company has advised Executive that it would not bind itself in advance to the obligations hereunder but for Executive's agreement to this Section 5. In this regard, the Executive understands that the provisions of this Section 5 may limit Executive's ability to earn a livelihood in a business similar or related to the business of Company, but nevertheless agrees and acknowledges that (i) the provisions of Section 5 are reasonable and necessary for the protection of Company, and do not impose a greater restraint than necessary to protect the goodwill or other business interest of Company, (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained, and (iii) the Company's advance agreement to make payments under the various circumstances set forth in this Agreement provide Executive with benefits adequate to fully compensate Executive for any lost opportunity due to the operation of Section 5. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that all defenses by Executive to the strict enforcement of such provisions are hereby waived by Executive.

     5.5 ACKNOWLEDGEMENT; REMEDIES; SURVIVAL OF THIS AGREEMENT

            (a) Executive acknowledges that violation of any of the covenants and provisions set forth in Section 5 of this Agreement would cause Company irreparable damage and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or


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in equity, Company shall be entitled, without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining Executive from any actual or threatened breach of such covenants. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach this Section 5 hereof, such breach or threatened breach will entitle Company (i) to terminate its obligations to make further payments otherwise required under this Agreement, and (ii) to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin any Competing Business from retaining Executive or using any such Confidential Information, and to enjoin Executive from rendering personal services to or in connection with any Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

            (b) The provisions of this Section 5 shall survive the termination of Executive's employment with Company.

SECTION 6. MISCELLANEOUS

     6.1 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Rochester, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties consent to the authority of the arbitrator, if the arbitrator so determines, to award fees and expenses (including legal fees) to the prevailing party in the arbitration. Notwithstanding the foregoing, Company shall be entitled to enforce the provisions of Section 5 hereof through proceedings brought in a court of competent jurisdiction as contemplated by Section 6.8 hereof.

     6.2 SEVERABILITY; REASONABLENESS OF AGREEMENT. If any term, provision or covenant of this Agreement or part thereof, or the application thereof to any person, place or circumstance shall be held to be invalid, unenforceable or void by an arbitrator or court of competent jurisdiction, the remainder of this Agreement and such term, provision or covenant shall remain in full force and effect, and any such invalid, unenforceable or void term, provision or covenant shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the arbitrator or court shall have the power to modify, amend and limit any such term, provision or covenant, to the extent necessary to render the same and the remainder of the Agreement valid, enforceable and lawful.

     6.3 KEY EMPLOYEE INSURANCE. Company in its sole discretion shall have the right at its expense to purchase insurance on the life of Executive, in such amounts as it shall from time to time determine, of which Company shall be the beneficiary. Executive shall submit to such physical examinations as may reasonably be required and shall otherwise cooperate with Company in obtaining such insurance.

     6.4 ASSIGNMENT; BENEFIT. This Agreement shall not be assignable by Executive, other than Executive's rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of Company under this Agreement may be assigned or transferred except that, to the extent not otherwise automatically provided by operation of law, Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     6.5 NOTICES. All notices hereunder shall be in writing and shall be deemed sufficiently given (i) if hand-delivered, on the date of delivery, (ii) if sent by documented overnight delivery service, on the first business day after deposit with such service for overnight delivery, and (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after deposit in the U.S. mail, in each case addressed as set forth below or at such other address for either party as may be specified in a notice given as provided herein by such party to the other. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

     (a) If to Company:


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

                           Harris Interactive Inc.
                           135 Corporate Woods
                           Rochester, New York 14623
                           Attention:  Chief Financial Officer

     With Copies To:
                           Beth Ela Wilkens, Esq.
                           Harris Beach LLP
                           99 Garnsey Road
                           Pittsford, New York 14534


     If to Executive:
                           Gregory T. Novak
                           4964 Hillcrest Drive
                           Canandaigua, NY 14424

     6.6 TERMINATION PROCEDURES. Except as otherwise provided in this Agreement, any termination of Executive's employment by the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     6.7 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

     6.8 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law. Subject to Section 6.1 of this Agreement, the parties hereto expressly consent to the jurisdiction of any state or federal court located in Monroe County, New York, and to venue therein, and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive or Company, as the case may be, at its address as provided in Section 6.6 hereof.

     6.9 PREVAILING PARTY. Should either party breach the terms of this Agreement, the prevailing party who seeks to enforce the terms and conditions of this Agreement shall be entitled to recover its attorneys fee and disbursements.

     6.10 WITHHOLDING. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

     6.11 HEADINGS; COUNTERPARTS; INTERPRETATION. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

            The Company and the Executive each acknowledge that it has been represented by legal counsel in the negotiation and drafting of this Agreement, that this Agreement has been drafted by mutual effort, and that no ambiguity in this Agreement shall be construed against either party as draftsperson.

     6.12 FURTHER ASSURANCES. Each of the parties hereto shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

                            [SIGNATURE PAGE FOLLOWS]


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




     HARRIS INTERACTIVE INC.

     BY: /S/ BRUCE A. NEWMAN
         ------------------------

     TITLE: CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER



     /S/ GREGORY T. NOVAK
     ---------------------------------
         GREGORY T. NOVAK


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